Exhibit 99.1

Journey Medical Corporation Reports Full-Year 2024 Financial Results and Recent Corporate Highlights

FDA Approval of Emrosi™ (40 mg Minocycline Hydrochloride Modified-Release Capsules) for Rosacea

Emrosi Initial Distribution Ongoing; First Prescriptions Filled

Total Revenues for the Full Year Ended December 31, 2024 were $56.1 million

Met All Financial Guidance for 2024

Emrosi Phase 3 Clinical Trial Results Published in JAMA Dermatology

Company to Hold Conference Call Today at 4:30 p.m. ET

Scottsdale, AZ – March 26, 2025 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”, “we”, or “our”), a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of U.S. Food and Drug Administration (“FDA”) approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the full year ended December 31, 2024.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “We delivered a solid performance in 2024, meeting all of our financial guidance ranges and received first cycle FDA approval for Emrosi™ in November, ahead of the scheduled PDUFA date. Emrosi’s superb Phase 3 clinical results demonstrated its best-in-class profile, and we expect it will become the standard of care and transform our business. Our cash position remains strong ahead of Emrosi’s launch and our objective is to deliver enhanced revenue growth and become sustainably EBITDA positive. I am pleased to report that we have begun distribution of Emrosi, that first prescriptions have been dispensed and that we continue to execute ahead of schedule, with full promotion expected in April 2025.”

2024 Financial Guidance:

	Full Year 2024	Full Year 2024
($'s in millions)	Financial Guidance	Actual Results
Product revenue, net	$55 - 60	$55.1
Selling general and administrative ("SG&A") expense	$39 - 42	$40.2
Research and development ("R&D") expense	$9 - 10	$9.9

2024 Financial Results:

•	Total revenues were $56.1 million for the full year 2024 compared to $79.2 million for the full year of 2023.

	Year Ended December 31,		Change
($'s in millions)	2024	2023	$	%
Product revenue, net	$55,134	$59,662	$(4,528)	-8%
Other revenue	1,000	19,519	(18,519)	-95%
Total Revenue	$56,134	$79,181	$(23,047)	-29%

•	Product revenue, net decreased $4.5 million, or 8%, to $55.1 million for 2024, from $59.7 million for 2023, due to overall higher rebates costs across the Company’s product portfolio and lower unit sales volumes, mainly from our legacy products. Increases in unit sales volumes for Qbrexza® and Accutane® were offset by higher rebate costs.

•	Other revenue for 2023 reflects a one-time upfront license payment of $19.0 million and $0.5 million in product related royalties for Qbrexza from Maruho Ltd., our exclusive licensing partner in Japan. 2024 reflects a $1.0 million milestone payment pursuant to Journey’s license agreement with Cutia Therapeutics (HK) Limited (“Cutia”) that became payable to us upon Cutia receiving marketing approval for Amzeeq® in the People’s Republic of China.

•	Cost of goods sold (“COGS”) decreased by $2.0 million, or 9%, to $20.9 million for 2024, from $22.9 million for 2023 due to a decrease in product royalties, stemming from the contractual royalty decreases in 2023 and the discontinuation of Ximino. The Company’s gross margin percentage slightly improved from period-to-period, as the cost savings noted above were partially offset by higher product COGS.

•	SG&A expenses decreased by $3.7 million, or 8%, to $40.2 million for 2024, from $43.9 million for 2023. The decrease is mainly due to expense reduction efforts primarily in sales and marketing, partially offset by increases in non-cash share-based compensation expense, Emrosi launch expenses, and increased SG&A related to the expansion of our market access and coverage platforms.

•	R&D expenses were $9.9 million for 2024, compared to $7.5 million for 2023. R&D expenses for 2024 include a $4.1 million application filing fee payment to the FDA for Emrosi, and a $3.0 million milestone payment triggered by the FDA’s acceptance of the Company’s NDA application for Emrosi. Clinical trial expenses were significantly lower than 2023, as clinical development for Emrosi concluded in 2024.

•	The Company’s net loss was $(14.7) million, or $(0.72) per share basic and diluted for the full year 2024, compared to the net loss of $(3.9) million or $(0.21) per share basic and diluted for the full year 2023. Net loss for 2023 includes revenue from the Maruho upfront fee license payment of $19.0 million and $0.5 million in product related royalties.

•	The Company’s non-GAAP results in the table below reflect Adjusted EBITDA of $0.8 million, or $0.04 per share basic and $0.03 per share diluted for the full year 2024. This compares to Adjusted EBITDA of $15.6 million, or $0.85 per share basic and $0.75 per share diluted for the full year 2023. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below.

•	At December 31, 2024, Journey Medical’s cash and cash equivalents totaled $20.3 million, compared to $22.5 million on September 30, 2024, and $27.4 million on December 31, 2023, a decrease of $2.2 million for the quarter and a decrease of $7.1 million from the prior-year period.

Recent Corporate Highlights:

•	In March 2025, Journey Medical announced publication in the Journal of the American Medical Association - Dermatology of the Phase 3 clinical trial results of Emrosi (40 mg Minocycline Hydrochloride Modified-Release Capsules, 10 mg immediate release and 30 mg extended release) to treat rosacea. Emrosi achieved the co-primary and all secondary endpoints with no significant safety issues when administered once daily for 16 weeks.

•	In February 2025, Journey Medical hosted a conference call and webcast to discuss its U.S. commercial launch plan for Emrosi (40 mg Minocycline Hydrochloride Modified-Release Capsules) for the treatment of rosacea. A replay of the webcast is available on the IR calendar page of the Journey Medical website, here.

•	In November 2024, the U.S. FDA approved Emrosi for the treatment of inflammatory lesions of rosacea in adults.

•	In October 2024, clinical data were presented at the 44th Fall Clinical Dermatology Conference assessing the dermal and systemic pharmacokinetics of Emrosi versus oral Doxycycline 40 mg capsules (Oracea®)[1] in healthy subjects.

•	In July 2024, Journey Medical appointed Michael C. Pearce to its Board of Directors. Mr. Pearce is an accomplished executive, with substantial strategic, business and financial expertise across many industries, including healthcare.

•	In April 2024, Journey Medical appointed Joseph M. Benesch as its permanent Chief Financial Officer. Mr. Benesch served as Journey Medical’s Interim Chief Financial Officer since January 2023 and previously, he was Corporate Controller at the Company since November 2021.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on March 26, 2025, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10197674/feaf5b7354. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1) Oracea® is a registered trademark of Galderma Holdings, S.A. Société Anonyme.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight FDA approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$20,305	$27,439
Accounts receivable, net of reserves	10,231	15,222
Inventory	14,431	10,206
Prepaid expenses and other current assets	3,212	3,588
Total current assets	48,179	56,455

Intangible assets, net	31,863	20,287
Operating lease right-of-use asset, net	199	101
Other assets	-	6
Total assets	$80,241	$76,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$16,050	$18,149
Due to related party	528	195
Accrued expenses	17,425	20,350
Accrued interest	404	22
Income taxes payable	60	53
Installment payments – licenses, short-term	625	3,000
Operating lease liability, short-term	83	99
Total current liabilities	35,175	41,868

Term loan, net of discount	24,879	14,622
Operating lease liability, long-term	118	9
Total liabilities	60,172	56,499

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 16,153,610 and 13,323,952 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023	1	1
Additional paid-in capital	107,094	92,703
Accumulated deficit	(87,027)	(72,355)
Total stockholders' equity	20,069	20,350
Total liabilities and stockholders' equity	$80,241	$76,849

JOURNEY MEDICAL CORPORATION

Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Years Ended December 31,
	2024	2023
Revenue:
Product revenue, net	$55,134	$59,662
Other revenue	1,000	19,519
Total Revenue	56,134	79,181

Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	20,879	22,893
Amortization of acquired intangible assets	3,424	3,767
Research and development	9,857	7,541
Selling, general and administrative	40,204	43,910
Loss on impairment of intangible assets	-	3,143
Loss Recovery	(4,553)	-
Total operating expenses	69,811	81,254
Loss from operations	(13,677)	(2,073)

Other expense (income)
Interest income	(757)	(322)
Interest expense	2,700	1,698
Gain on extinguishment of debt	(1,125)	-
Foreign exchange transaction losses	116	183
Total other expense	934	1,559
Loss before income taxes	(14,611)	(3,632)

Income tax expense	61	221
Net Loss	$(14,672)	$(3,853)

Net loss per common share:
Basic and diluted	$(0.72)	$(0.21)

Weighted average number of common shares:
Basic and diluted	20,431,400	18,232,422

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-K that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation and amortization, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Gain on Extinguishment of Debt: We exclude the gain on extinguishment of debt to settle amounts owed as part of license installment payments, because we consider this to be a non-cash, non-recurring item.

•	Short-Term Research and Development Expense: We exclude research and development costs incurred in connection with Emrosi, formerly referred to as DFD-29, including the filing fee payment made to the FDA and contractual milestone payments, which was the only product in our portfolio not approved for marketing and sale during the reporting period, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and out licensing our intellectual property and related technologies.

•	Amortization and Impairments of Acquired Intangible Assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets.

•	Loss Recovery: We exclude the loss recovery payment because we consider this to be a one-time, non-recurring source of income.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

($ in thousands except for share and per share amounts)

	Years Ended December 31,
	2024	2023
GAAP Net Loss	$(14,672)	$(3,853)

EBITDA:
Interest	1,943	1,376
Taxes	61	221
Amortization of acquired intangible assets	3,424	3,767
EBITDA	(9,244)	1,511

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	6,098	2,606
Gain on extinguishment of debt	(1,125)	-
Loss on impairment of intangible assets	-	3,143
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	9,349	7,433
Foreign exchange transaction losses	116	183
Severance	147	711
Loss recovery	(4,553)	-
Non-GAAP Adjusted EBITDA	$788	$15,587

Net income (loss) & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.72)	$(0.21)
Non-GAAP Adjusted EBITDA	$0.04	$0.85
Diluted
GAAP Net Loss	$(0.72)	$(0.21)
Non-GAAP Adjusted EBITDA	$0.03	$0.75

Weighted average number of common shares:
GAAP - Basic & Diluted	20,431,400	18,232,422
Non-GAAP - Basic	20,431,400	18,232,422
Non-GAAP - Diluted	24,457,450	20,884,538